Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
iShares Aaa - A Rated Corporate Bond ETF (ISHQLTA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-08-2015

Security Type:
BND/CORP


Issuer
Automatic Data Processing, Inc. (2025)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, BNP
Paribas Securities Corp., Citigroup Global
Markets Inc., Morgan Stanley & Co. LLC,
Wells Fargo Securities, LLC, Barclays
Capital Inc., Deutsche Bank Securities
Inc., Mitsubishi UFJ Securities (USA),
Inc., BMO Capital Markets Corp., Mizuho
Securities USA Inc., PNC Capital Markets
LLC, RBC Capital Markets, LLC, Lloyds
Securities Inc., SG Americas Securities,
LLC, The Williams Capital Group, L.P., BNY
Mellon Capital Markets, LLC, KeyBanc
Capital Markets Inc., SunTrust Robinson
Humphrey, Inc., BB&T Capital Markets, a
division of BB&T Securities, LLC, Scotia
Capital (USA) Inc., TD Securities (USA)
LLC, UMB Financial Services, Inc., RBS
Securities Inc.

Transaction Details

Date of Purchase
09-08-2015


Purchase
Price/Share
(per share / %
of par)
$99.891

Total
Commission,
Spread or
Profit
0.450 %






1.	Aggregate Principal Amount Purchased
(a+b)
$30,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$15,393,000

b. Other BlackRock Clients
$14,607,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio [Divide Sum of #1 by #2]
Must be less than 0.25

0.03


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
09-10-2015

Global Syndicate Team Member




Approved by:
Steven Delaura
Date:
09-10-2015

Global Syndicate Team Member